UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2013

COSTCO WHOLESALE CORPORATION

(Exact name of registrant as specified in its charter)

Washington	0-20355	91-1223280
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

999 Lake Drive

Issaquah, WA 98027

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 425-313-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A (Amendment No. 1) is being filed solely to update the results of the shareholder votes. The description of the transactions presented under Item 5.07 is identical to those in the original Form 8-K dated January 30, 2013. No other changes are being made to the Form 8-K, and this Amendment has not been updated to reflect events occurring subsequent to the filing of the Form 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders

On January 24, 2013, Costco Wholesale Corporation (the “Company”) held its 2013 Annual Meeting of Shareholders. There were 434,824,153 shares of common stock entitled to be voted; 371,051,110 shares were voted in person or by proxy. The Company’s shareholders voted on the following matters:

1.	The election of each of the five Class II directors nominated by the Board of Directors to hold office until the 2016 Annual Meeting of Shareholders and until their successors are elected and qualified;

2.	The ratification of the selection of KPMG LLP as the Company’s independent auditors for fiscal year 2013;

3.	On a non-binding basis, the approval of the executive compensation disclosed in the Company’s Proxy Statement dated December 13, 2012; and

4.	The consideration of a shareholder proposal that the Board of Directors take all necessary steps (other than steps that must be taken by shareholders) to eliminate the classification of the Board of Directors and to require that all directors elected at or after the annual meeting held in 2014 be elected on an annual basis.

The results of the shareholder votes are set forth below:

Board of Directors.

Nominees	For	Withheld	Broker Non-Votes
Benjamin S. Carson, Sr., M.D.	304,272,261	11,034,988	55,743,861
William H. Gates	309,589,629	5,717,620	55,743,861
Hamilton E. James	308,815,547	6,491,702	55,743,861
W. Craig Jelinek	305,929,064	9,378,185	55,743,861
Jill S. Ruckelshaus	302,623,365	12,683,884	55,743,861

Independent Auditor

For	Against	Abstain
367,232,812	3,316,505	501,793

Approval, on a non-binding basis, of Executive Compensation

For	Against	Abstain	Broker Non-Votes
306,140,096	7,544,389	1,622,764	55,743,861

Shareholder Proposal

For	Against	Abstain	Broker Non-Votes
226,715,823	87,341,658	1,249,768	55,743,861

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, on February 1, 2013.

COSTCO WHOLESALE CORPORATION

By:	/s/ Richard A. Galanti
Richard A. Galanti
Executive Vice President and Chief Financial Officer

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